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                                                                    EXHIBIT 10.6


                        SEPARATION AND RELEASE AGREEMENT

         This Separation and Release Agreement ("Agreement") is entered into as of the 15th day of March, 1999, among Service Corporation International, a Texas corporation ("SCI"), SCI Executive Services, Inc., a Delaware corporation ("Executive Services"), and L. William Heiligbrodt ("Heiligbrodt") but is effective for all purposes (other than Sections 4 and 5 hereof) as of February 11, 1999.

         SCI, Executive Services and Heiligbrodt agree as follows:

         1. On February 11, 1999, Heiligbrodt resigned as an officer, director, and employee of SCI, SCI Executive Services, Inc., and all of their subsidiaries and affiliated companies and enterprises (collectively "SCI Group") in order to facilitate the consolidation of the executive responsibility of SCI at that time into one office.

         2. On February 11, 1999, SCI paid Heiligbrodt by wire transfer of funds to a bank designated by Heiligbrodt the amount of $23,211,957.92, representing:

         (a) the purchase price for Heiligbrodt's equity in his fully vested options to purchase 933,452 shares of Common Stock, $1.00 per value, of SCI ("Common Stock") at a price of $4.125 per option (representing the difference between the $17.00 assumed market value of the Common Stock on February 11, 1999 and the $12.875 exercise price of such options);

         (b) the purchase price of the 583,114 shares of Common Stock owned by Heiligbrodt and his affiliates at a price of $17.00 per share; and

         (c) a cash payment in the amount of $15 million in consideration of the execution of this Agreement, the cancellation of the Employment Agreement dated January 1, 1998, between Executive Services and Heiligbrodt ("Supplanted Agreement') and the various restraints imposed upon Heiligbrodt's commercial and personal flexibility by the terms of the Independent Contractor/Consultative Agreement, dated of even date herewith, but effective for all purposes as of February 11, 1999, between SCI Management Corporation, a Delaware corporation, and Heiligbrodt ("Consulting Agreement").

The amounts referred to in clauses (a) and (c) were paid to Heiligbrodt net of applicable withholding taxes. SCI acknowledges receipt from Heiligbrodt of stock certificates, in proper form for transfer, representing 578,114 shares of the shares of Common Stock referred to in clause (b) above.



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         3. Heiligbrodt confirms that, as of February 11, 1999, he surrendered for cancellation and relinquished to SCI all options to purchase Common Stock that had been theretofore granted to him by SCI. Heiligbrodt hereby confirms that he is willing to receive the benefits payable to him under SCI's Supplemental Executive Retirement Plan for Senior Officers ("SERP") in the form of a lump-sum payment in the amount of $6,345,458 payable as soon as reasonably practicable after the approval of the Compensation Committee of SCI's Board of Directors.

         4. In consideration of the payment to Heiligbrodt referred to in numbered paragraph 2(c) above, the receipt and sufficiency of which Heiligbrodt hereby acknowledges, Heiligbrodt discharges and releases SCI, Executive Services, all other members of SCI Group, their successors, assigns, divisions, representatives, agents, officers, directors, stockholders, and employees, from any claims, demands, and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring on or prior to the date of execution of this Agreement, including but not limited to, the following: (a) any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1964 and 1991, the Employee Retirement Income Security Act, Chapter 451 of the Texas Labor Code and/or the Texas Commission on Human Rights Act, (b) any tort or contract claims, including claims arising under or relating to the Supplanted Agreement and/or (c) any claims, matters or actions related to Heiligbrodt's employment and/or affiliation with, or separation from SCI Group; provided, however, that the release set forth in this numbered paragraph 4 shall not affect any claims, demands and/or causes of action that Heiligbrodt may have for indemnity, contribution or otherwise against any member of the SCI Group arising from or relating to the lawsuits listed on Exhibit A to this Agreement and any additional lawsuits that are filed after the date hereof arising from or relating to essentially the same factual matters ("Excepted Litigation").

         5. Additionally, SCI and Executive Services discharge and release Heiligbrodt and his heirs, executors and administrators from any claims, demands, and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring on or prior to the date of execution of this Agreement, including, but not limited to, any claim, matter or action related to Heiligbrodt's employment and/or affiliation with, or separation from SCI Group; provided, however, that the release set forth in this numbered paragraph 5 shall not affect any claims, demands and/or causes of action that any member of the SCI Group may have against Heiligbrodt arising from or relating to the Excepted Litigation.

         6. Pursuant to Section 7 of Article IV of SCI's Bylaws, the right of indemnification provided for therein shall "continue as to a person who has ceased to be a director, officer, or representative and shall inure to the benefit of the heirs, executors and administrators of such a person." SCI confirms that, Heiligbrodt's rights to indemnification under Article IV of SCI's Bylaws in respect of the Excepted Lawsuits and any other event occurring prior to the time of his resignation as an officer and director of SCI and its subsidiaries and affiliated companies will not be affected.


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         7. This Agreement is not an admission by either Heiligbrodt, SCI,
Executive Services, or any other member of SCI Group of any wrongdoing or liability.

         8. Heiligbrodt agrees that he shall engage in no act which is intended, or may be reasonably expected, to harm the reputation, business, prospects, or operations of any members of SCI Group, their officers, directors, stockholders or employees. Heiligbrodt will not reveal to any third party any difference of opinion that may exist at any time between Heiligbrodt and any member of management of SCI, Executive Services, or any other members of SCI Group.

         9. The parties agree that they shall not disclose, or cause to be disclosed, the terms of this Agreement, or the fact that this Agreement exists, except to their respective attorneys, accountants and/or tax advisors, or to the extent otherwise required by law. The parties further agree that this numbered paragraph 9 is not applicable to discussions of this Agreement in the ordinary course of business among representatives, agents, officers, directors, stockholders and employees of any members of SCI Group.

         10. The execution, validity, interpretation and performance of this Agreement shall be determined and governed exclusively by the laws of the State of Texas, without reference to the principles of conflict of laws.

         11. With the exception of the Consulting Agreement, this Agreement represents the complete agreement among Heiligbrodt, SCI and Executive Services concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Supplanted Agreement and the Memorandum of Understanding dated February 11, 1999 between Heiligbrodt and SCI. No attempted modification or waiver of any of the provisions of this Agreement shall be binding on any party hereto unless in writing and signed by Heiligbrodt, SCI and Executive Services.

         12. Each of the numbered paragraphs contained in this Agreement shall be enforceable independently of every other numbered paragraph in this Agreement, and the invalidity or nonenforceability of any numbered paragraph shall not invalidate or render nonenforceable any other numbered paragraph contained in this Agreement.

         13. It is further understood that for a period of seven (7) days following the execution of this Agreement in duplicate originals, Heiligbrodt may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired.

         14. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. Heiligbrodt acknowledges that he has read and fully understands the terms of this Agreement and has consulted with an attorney before executing this Agreement. Additionally, Heiligbrodt acknowledges that he has been afforded the opportunity to take twenty-one (21) days to consider this Agreement.



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         15. The dispute resolution provisions set forth in Section 15 of the
Consulting Agreement are applicable to any dispute arising under this Agreement.

         The parties to this Agreement have executed this Agreement as of the day and year first written above but effective for all purposes (other than Sections 4 and 5 hereof) as of the effective date above written.


   /s/L. William Heiligbrodt            Service Corporation International
----------------------------
L. William Heiligbrodt
                                        By: s/James M. Shelger
                                           ------------------------------------
                                            Authorized Officer



                                        SCI Executive Services, Inc.


                                        By: s/Curtis G. Briggs
                                           ------------------------------------
                                            Authorized Officer



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
                                                                       Exhibit A


                           PENDING EXCEPTED LITIGATION



1. H-99-0283; RUJIRA SRISYTHEP Individually, and an Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt In the United States District Court for the Southern District of Texas, Houston Division (Judge Melinda Harmon)

2. H-99-0297; MARK W. COLLMER; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge Lee H. Rosenthal)

3. H-99-0280; DANA ASHTON; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William Heligbrodt, AND George R. Champagne; In the United States District Court for the Southern District of Texas, Houston Division (Judge Lynn N. Hughes)

4. H-99-03 2 1; A. CARL HELWIG; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge Sim Lake)

5. 1-1-99-03 68; ALAN T. HOYT; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William Heligbrodt, and George R. Champagne; In the United States District Court for the Southern District of Texas, Houston Division (Judge David Hittner)

6. H-99-0389; MICHAEL G. WASSON, Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William Heligbrodt John W. Morrow, Jr. Glenn McMillen, George R. Champagne, and Vincent L. Visosky; In the United States District Court for the Southern District of Texas, Houston Division (Judge Kenneth
         M. Hoyt)

7. H-99-0401; Joseph H. Eichenbaum; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William Heligbrodt; and George R. Champagne; In the United States District Court for the Southern District of Texas, Houston Division (Judge Sim Lake)

8. H-99-0411; ALLAN LISSE; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge Nancy F. Atlas)

9. H-99-0417; RAYMOND J. OBUCHOWSKI; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William





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         Heligbrodt, and George R. Champagne; In the United States District
         Court for the Southern District of Texas, Houston Division (Judge Nancy
         F. Atlas)

10. H-99-0421; ERICA A. WETZEL; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William Heligbrodt, John W. Morrow, Jr., Glenn McMillen, George R. Champagne, and Vincent L. Visosky; In the United States District Court for the Southern District of Texas, Houston Division (Judge Lynn N. Hughes)

11. H-99-0469; TAMMY NEWMAN Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge David Hittner)

12. H-99-0495; ROBERT MARKEWICH; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, L. William Heligbrodt, and George R. Champagne; In the United States District Court for the Southern District of Texas, Houston Division (Judge Nancy F. Atlas)

13. H-99-0494; PATRICIA L. RATNER Individually, and on Behalf of All Others Similarly Situated vs, Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge Ewing Werlein, Jr.)

14. H-99-0505; JOSEPH DA FONSECA; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge Nancy F. Atlas)

15. H-99-0520; GISELA FRIEDMAN; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, W. Blair Waltrip, L. William Heligbrodt, George R. Champagne, John W. Morrow, Jr., B.D. Hunter, Jack Finkelstein, Lowell A. Kirkpatrick, Jr. Vincent L. Visosky, W. Mark Hamilton, and Glenn McMillen; In the United. States District Court for the Southern District of Texas, Houston Division (Judge Melinda Harmon)

16. H-99-0539; MICHAEL ZELMAN; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge Vanessa D. Gilmore)

17. H-99-0547; MARY LOUISE RUBIN, Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip, W. Blair Waltrip, L. William Heligbrodt, George R. Champagne, John W. Morrow, Jr., B.D. Hunter, Jack Finkelstein, Lowell A. Kirkpatrick; Jr. Vincent L. Visosky, W. Mark Hamilton, and Glenn McMillen; In the United States District Court for the Southern District of Texas, Houston Division (Judge Ewing Werlein, Jr.)




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18.      H-99-0568; JIM ENGELAGE; Individually, and on Behalf of All Others
         Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge John D. Rainey)

19. H-99-0476; ROBERT WINOCOUR; Individually, and on Behalf of All Others Similarly Situated vs. Service Corp. International, Robert Waltrip and
         L. William Heligbrodt; In the United States District Court for the Southern District of Texas, Houston Division (Judge David Hittner)

20. Cause No. 31,820-99-2; CHARLES FREDRICK, Individually, and as a Representative Of the Class v. Service Corp. International, In the ____ Judicial District Court of Angelina County, Texas

21. Cause No, 31,832-99-2; SUSANNE PARKER, Individually, and as a Representative of the Class v. Service Corp. International, In the ____ Judicial District Court of Angelina County, Texas



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